FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0307272017-4
Secretary of State State Of Nevada	Filing Number 20265655100
	Filed On 04/07/2026 18:19:47 PM
	Number of Pages 1

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

3. Indicate the number of authorized shares and par value, if any of each class or series after the change.

4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

5. Indicate provisions, if any, regarding fractional shares that are affected by the change.

6. NRS required statement.

7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: **Kun Peng International Ltd.** Entity or Nevada Business Identification Number (NVID): **NV20171410895**
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: **1,000,000,000 shares of common stock, par value $0.0001**
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: **100,000,000 shares of common stock, par value $0.001**
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: **Reverse stock split of one for ten shares. The total number of issued shares of common stock will be reduced from 400,000,000 to 40,000,000 shares.**
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: **All factional shares will be rounded up to the next higher whole share.**
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective Date and time: (Optional)	Date: 04/07/2026 Time: (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X Richun Zhuang (Signature of Officer) — Officer (Title) — 04/07/2026 (Date)

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.